EX 99.1

Post Holdings Launches Exchange Offer for 7.375% Senior Notes Due 2022

St. Louis, Missouri - June 25, 2014 - Post Holdings, Inc. (NYSE:POST) (the “Company”) today announced that it has commenced an offer to exchange any and all of its unregistered 7.375% Senior Notes due 2022, CUSIP Nos. 737446AD6 and U7318UAC6 (the “outstanding unregistered notes”), for a like principal amount of new 7.375% Senior Notes due 2022, CUSIP No. 737446AB0 (the “exchange notes”). The exchange offer has been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. The outstanding unregistered notes were originally issued on July 18, 2013 in a private placement exempt from the registration requirements of the Securities Act. Holders of these notes may exchange them for an equal principal amount of exchange notes.
Terms of the exchange notes are substantially identical to those of the outstanding unregistered notes, except that the transfer restrictions and registration rights relating to the outstanding unregistered notes do not apply to the exchange notes. Any notes not tendered will remain outstanding and continue to accrue interest. The exchange offer is being conducted to satisfy the Company’s obligations under the terms of the registration rights agreements entered into in connection with the issuance of the outstanding unregistered notes and does not represent a new financing transaction. The Company will not receive any proceeds from the exchange offer.

The exchange offer will expire at 5:00 p.m., New York City time, on Friday, July 25, 2014, unless extended or terminated. Tenders of outstanding unregistered notes must be properly made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires by following the procedures set forth in the prospectus pertaining to the exchange offer.

The exchange offer prospectus and the related transmittal materials may be obtained from the exchange agent, Wells Fargo Bank, N.A. at following address:

Registered & Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Regular Mail or Courier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth St. & Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Building, 12th Floor 608 Second Avenue South Minneapolis, MN 55402

Or By Facsimile Transmission: (For Eligible Institutions only): Fax: (612) 667-6282 Attn: Bondholder Communications

For Information or Confirmation by: Telephone: (800) 344-5128, Option 0 Attn: Bondholder Communications

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security. The exchange offer is made solely pursuant to the prospectus dated June 25, 2014 and the related letter of transmittal.

Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the exchange offer and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed exchange offer will be completed as anticipated or at all.
Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626